Exhibit  23(d)(1)

                          INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made and entered into on this 15th day of August, 2003 between GARTMORE MUTUAL FUNDS II, INC. (formerly known as GAMNA Series Funds, Inc., the "Company"), a Maryland corporation, and GARTMORE MUTUAL FUND CAPITAL TRUST (the "Adviser"), a Delaware business trust registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

                              W I T N E S S E T H:

     WHEREAS, the Company is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company desires to retain the Adviser to furnish certain investment advisory services, as described herein, with respect to the investment portfolios of the Company listed on Exhibit A to this Agreement (each, a "Fund"); and

     WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the Company and the Adviser do mutually agree and promise as follows:

     1. Appointment as Adviser. The Company hereby appoints the Adviser to act as investment adviser to the Fund subject to the terms and conditions set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to furnish the services hereinafter described for the compensation provided for in this Agreement.

2.  Duties  of  Adviser.

     (a) Investment Management Services. (1) Subject to the supervision of the Company's Board of Directors (and except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser from the SEC, or by rule or regulation), the Adviser will provide, or arrange for the provision of, a continuous investment program and overall investment strategies for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by the Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of the Fund, of orders for the execution of portfolio transactions with or through such brokers or dealers as may be so selected. The Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with investment objectives and limitations specified in the Company's Articles of Incorporation (the "Articles"), the By-laws and the currently effective prospectus, including the documents incorporated by reference therein (the "Prospectus"), relating to the Company and the Fund, included in the Company's Registration Statement, as amended from time to time, filed by the Company under the 1940 Act and the Securities Act of 1933, as amended, and subject to the directions of the Company's Board of Directors. Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to these documents shall be furnished to the Adviser promptly.

     (2) Subject to the provisions of this Agreement and the 1940 Act and any exemptions thereto, the Adviser is authorized to appoint one or more qualified subadvisers (each a "Subadviser") to provide the Fund with certain services required by this Agreement. Each Subadviser shall have such investment discretion and shall make all determinations with respect to the investment of the Fund's assets as shall be assigned to that Subadviser by the Adviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be necessary to implement its decisions. Subject to
Section 2(a)(3) and (4) of this Agreement, the Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold, or sell a security for the Fund.

     (3) Subject to the supervision and direction of the Board of Directors, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of the Fund's assets; (ii) determine the allocation of assets among the Subadvisers, if any; and (iii) have full investment discretion to make all determinations with respect to the investment of Fund assets not otherwise assigned to a Subadviser.

     (4) The Adviser shall research and evaluate each Subadviser, if any, including (i) performing initial due diligence on prospective Subadvisers and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers; and (iii) recommending to the Company's Board of Directors whether a Subadviser's contract should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

     (5) The Adviser shall provide to the Company's officers and Board of Directors such periodic reports concerning the Fund's business and investments as the Board of Directors shall reasonably request, and supply the reasons for making such investments.

     (b) Compliance with Applicable Laws and Governing Documents. In the performance of the Adviser's duties and obligations under this Agreement, the Adviser shall act in conformity with the Company's Articles and By-Laws and the Prospectus and with the instructions and directions received from the Company's Board of Directors and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

     The Adviser acknowledges and agrees that subject to the supervision and directions of the Company's Board of Directors, the Company shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Company or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, except that the Adviser shall have liability in connection with information furnished to the Fund and each Subadviser shall have liability in connection with information furnished by the Subadviser to the Fund or to the Adviser.

     (c) Consistent Standards. It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Company and the Fund; in connection with providing such services, the Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Adviser exercises in performing similar services with respect to the other fiduciary accounts for which the Adviser has investment responsibilities.

     (d) Brokerage. The Adviser is authorized, subject to the supervision of the Company's Board of Directors, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of assets not allocated to a Subadviser, with or through, such persons, brokers or dealers ("brokers") as Adviser may select and negotiate commissions to be paid on such transactions. In the selection of such brokers and the placing of such orders, the Adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Board of Directors may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Adviser an amount of commission for effecting the Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

     It is recognized that the services provided by such brokers may be useful to the Adviser in connection with the Adviser's services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

     (e) Securities Transactions. The Adviser and any affiliated person of the Adviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Adviser or any affiliated person of the Adviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder or any exemption therefrom.

     The Adviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Adviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Company that the Adviser and its Access Persons have complied with the Adviser's Code of Ethics or (ii) identifying any violations which have occurred. The Adviser will have also submitted its Code of Ethics for its initial approval by the Board of Directors no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

     (f) Books and Records. In accordance with the 1940 Act and the rules and regulations promulgated thereunder, the Adviser shall maintain separate books and detailed records of all matters pertaining to the Fund and the Company (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Adviser acknowledges that the Fund's Books and Records are property of the Company. In addition, the Fund's Books and Records shall be available to the Company at any time upon request and shall be available for telecopying without delay to the Company during any day that the Fund is open for business.

     3. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by the Adviser in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Adviser shall be responsible for the expenses and costs for the officers of the Company and the Board of Directors of the Company who are "interested persons" (as defined in the 1940 Act) of the Adviser.

     It is understood that the Company will pay all of its own expenses including, without limitation, (1) all charges and expenses of any custodian or depository appointed by the Company for the safekeeping of its cash, securities and other assets, (2) all charges and expenses paid to an administrator appointed by the Company to provide administrative or compliance services, (3) the charges and expenses of any transfer agents and registrars appointed by the Company, (4) the charges and expenses of independent certified public accountants and of general ledger accounting and internal reporting services for the Company, (5) the charges and expenses of dividend and capital gain distributions, (6) the compensation and expenses of Board of Directors of the Company who are not "interested persons" of the Adviser, (7) brokerage commissions and issue and transfer taxes chargeable to the Company in connection with securities transactions to which the Company is a party, (8) all taxes and fees payable by the Company to federal, state or other governmental agencies,
(9) the cost of stock certificates representing shares of the Company, (10) all expenses of shareholders' and Board of Directors' meetings and of preparing, printing and distributing prospectuses and reports to shareholders, (11) charges and expenses of legal counsel for the Company in connection with legal matters relating to the Company, including without limitation, legal services rendered in connection with the Company's existence, financial structure and relations with its shareholders, (12) insurance and bonding premiums, (13) association membership dues, (14) bookkeeping and the costs of calculating the net asset value of shares of the Company's Funds, and (15) expenses relating to the issuance, registration and qualification of the Company's shares.

     4. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Adviser will be entitled to the fee listed for the Fund on Exhibit A. Such fees will be computed daily and payable monthly at an annual rate based on the Fund's average daily net assets. The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

     Notwithstanding any other provision of this Agreement, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Adviser at any time.

     5. Representations and Warranties of Adviser. The Adviser represents and warrants to the Company as follows:

     (a) The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited under Section 9 of the 1940 Act from acting as an investment adviser under this Agreement;

     (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the Commodity Exchange Act with the Commodity Futures Trading Commission and the National Futures Association, or is not required to file such registration.

(c) The Adviser is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

     (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders and/or directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser; and

     (e) The Form ADV of the Adviser previously provided to the Company is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     6. Representations and Warranties of the Company. The Company represents and warrants to the Adviser:

     (a) The Company is a corporation duly organized and validly existing under the laws of the State of Maryland with the power to own and possess its assets and carry on its business as it is now being conducted;

     (b) The Company is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act; and

     (c) The execution, delivery and performance by the Company of this Agreement are within the Company's powers and have been duly authorized by all necessary action on the part of the Company and its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Company for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Company of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Company's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

7. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Adviser and the Company pursuant to Section 5 and 6, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     8.     Liability  and  Indemnification.

     (a) Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its obligations and duties hereunder, the Adviser shall not be liable to the Fund or the Company, for any error of judgment or mistake of law or for any loss in the case of, or connected with, rendering services hereunder; provided, however, that nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws.

     (b) Indemnification. The Adviser shall indemnify the Company and its officers and Board of Directors, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

     9.     Duration  and  Termination.

     (a) Duration. Unless sooner terminated, this Agreement shall continue until August 15, 2005 with respect to any Fund covered by the Agreement initially and for an initial two-year period for any Fund subsequently added to the Agreement and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Company's Board of Directors or the vote of the lesser of (a) 67% of the voting securities of the Fund present at a meeting if holders of more than 50% of the outstanding voting securities of the Fund are present in person or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund; provided that in either event its continuance also is approved by a majority of the Company's Board of Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty by vote of a majority of the Company's Board of Directors, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Fund, or by the Adviser, in each case, upon not less than sixty (60) days' written notice to the other party.

     This  Agreement  shall not be assigned (as such term is defined in the 1940
Act)  and  shall  terminate  automatically  in  the  event  of  its  assignment.

     10. Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Adviser at the same time or at the same price.

     11. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Company's Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund (if required by the 1940 Act).

     12. Confidentiality. Subject to the duties of the Adviser and the Company to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the Company and the actions of the Adviser and the Fund in respect thereof.

     13. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)  If  to  the  Adviser:

     GARTMORE  MUTUAL  FUND  CAPITAL  TRUST
     1200  River  Road
     Conshohocken,  Pennsylvania  19428
     Attention:  Legal  Department
     Facsimile:  (484)  530-1323

(b)  If  to  the  Company:

     GARTMORE  MUTUAL  FUNDS  II,  INC.
     94  North  Broadway
     Irvington,  NY  10533
     Attention:  Legal  Department
     Facsimile:  (914)  674-5750


     14. Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

     16.     Certain  Definitions.  For  the  purposes  of  this  Agreement,
"interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     17. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     18. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     19. Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Fund, Inc.) and its Board of Directors. The terms "Gartmore Mutual Funds II, Inc." and the "Board of Directors of Gartmore Mutual Funds II, Inc." refer respectively to the Company created and the Board of Directors, as directors but not individually or personally, acting from time to time under the Articles of Incorporation of the Company dated as of March 12, 1999, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Maryland and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Company entered into in the name or on behalf thereof by any of Gartmore Mutual Funds II, Inc.'s Board of Directors, representatives, or agents are not made individually, but only in their capacities with respect to Gartmore Mutual Funds II, Inc. Such obligations are not binding upon any of the Board of Directors, shareholders, or representatives of the Company personally, but bind only the assets of the Company. All persons dealing with any series of Shares of the Company must look solely to the assets of the Company belonging to such series for the enforcement of any claims against the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

     ADVISER
     GARTMOR  MUTUAL  FUND  CAPITAL  TRUST


     By:_____________________________________
     Name:___________________________________
     Title:__________________________________


     COMPANY
     GARMTORE  MUTUAL  FUNDS  II,  INC.
     (formerly  GAMNA  Series  Fund,  Inc.)


     By:_____________________________________
     Name:___________________________________
     Title:__________________________________

                                    EXHIBIT A

                         GARMTORE MUTUAL FUNDS II, INC.
                       (formerly GAMNA Series Funds, Inc.)

                          INVESTMENT ADVISORY AGREEMENT




FUND(S) OF THE COMPANY                                     ADVISORY FEES
-----------------------------------------------  ----------------------------------

Gartmore Focus Fund (formerly GAMNA Focus Fund)  0.55% of the average daily
-----------------------------------------------  ----------------------------------
                                                 net assets of the first $1 billion

                                                 0.50% of the average daily
                                                 net assets greater than $1 billion






Dated  as  of  August  15,  2003.